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                                                                     EXHIBIT 1.2

                                  VIATEL, INC.


                                  Common Stock
                                ($.01 par value)

                      International Underwriting Agreement


                                                              New York, New York
                                                                          , 1996

Salomon Brothers International Limited
CS First Boston Limited
Lazard Capital Markets
As International Representatives of the several
  International Underwriters,
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W OSB England


Dear Sirs:

                 Viatel, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "International Underwriters"), for whom you (the "International Representatives") are acting as representatives, 3,466,800 shares of Common Stock, $.01 par value ("Common Stock"), of the Company (the "International Underwritten Securities"). The Company also proposes to grant to the International Underwriters an option to purchase up to 520,020 additional shares of Common Stock (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities"). It is understood that the Company is concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 5,200,200 shares of Common Stock (said shares to be sold by the Company pursuant to the U.S. Underwriting Agreement being hereinafter called the "U.S. Underwritten Securities"), in the United States and Canada through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Salomon Brothers Inc, CS First Boston Corporation and Lazard Freres & Co. LLC are acting as representatives (the "U.S. Representatives"), and providing for the grant to the U.S. Underwriters of an option to purchase from the Company





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up to 780,030 additional shares of Common Stock (the "U.S. Option Securities";
the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities" and the International Securities, together with the U.S. Securities, being hereinafter called the "Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

                 In this Agreement, unless otherwise specified, all reference to "dollars" or "$" are to the currency of the United States.

                 1.  Representations and Warranties.

                 (a) The Company represents and warrants to, and agrees with, each International Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (ix) hereof.

                 (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-09699) on Form S-1, including related preliminary prospectuses, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (B) after effectiveness of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective





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         Date, all information (other than Rule 430A Information) required by the Act and the rules and regulations thereunder to be included in the Prospectuses with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the International Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest International Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without your agreement, the Company also will file with the Commission a Rule 462(b) Registration Statement in accordance with Rule 462(b).

                 It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons (as defined herein) which for purposes of distribution to Canadian Persons shall have a Canadian "wrap-around" (the "Canadian Offering Memorandum"), and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the discussion under the headings "Underwriting" and "Certain United States Tax Considerations for Non-United States Holders" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed with the Commission pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration





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         Statement at the Effective Date, is hereinafter called the "U.S.
         Prospectus"; such form of prospectus relating to the International Securities as first filed with the Commission pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses". Insofar as they relate to offers or sales of Securities in Canada, all references herein to the U.S. Preliminary Prospectus (as defined in paragraph (ix) below) and the U.S. Prospectus shall include the Canadian Offering Memorandum.

                 (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the International Underwriters' over-allotment option are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectuses (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectuses, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectuses (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion in the Registration Statement or the International Prospectus (or any supplement thereto).

                 (iii) The Company and its subsidiaries listed in Schedule II attached hereto (individually a "Subsidiary" and collectively, the "Subsidiaries") have





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         in effect all the telecommunications regulatory licenses,
         permits, authorizations, consents and approvals ("Telecommunications Licenses") required to be obtained from the Federal Communications Commission ("FCC") for the Company and its Subsidiaries to conduct their respective businesses as presently conducted and, to the extent required, have filed applications, received comfort letters, or obtained Telecommunications Licenses from the applicable regulatory authorities outside the United States, except for Telecommunications Licenses that the failure to obtain would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries are not required to obtain any Telecommunications Licenses or to file any tariffs for telecommunications services in the States of New York, Nebraska or Delaware, those States where it is currently qualified to transact business, because the Company and its Subsidiaries do not market intrastate services and do not provide intrastate telecommunications services in those states. To the best of the Company's knowledge, the Telecommunications Licenses obtained by the Company or its Subsidiaries have been duly and validly issued and are in full force and effect and no proceedings to revoke or restrict such Telecommunications Licenses are pending or threatened, except that the
         Section 214 UK Facilities Authorization (as such term is defined in the Prospectuses) is still subject to third party petitions for reconsideration up to and until October 21, 1996, and the Section 214 Global Authorization (as such term is defined in the Prospectuses) and the Section 214 UK Authorization are subject to FCC reconsideration on its own motion up to and until October 22, 1996 and October 30, 1996, respectively. In addition, the Company and its Subsidiaries have in effect with the FCC all international switched, international private line and/or United States domestic interexchange service tariffs necessary to conduct their respective businesses in the manner presently conducted, except to the extent that the failure to file such tariffs would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.


                 (iv) The Company and its Subsidiaries are not in violation of any rule or regulation or any judgment, injunction, order or decree of the FCC or of the





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         telecommunications regulatory authority of the States of New York,
         Nebraska or Delaware or of any foreign jurisdiction in which the Company or its Subsidiaries conduct business having jurisdiction over the Company or the Subsidiaries, respectively, or over their respective properties except for violations which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (v) Except as described in the Prospectuses, within and between the member states of the European Union (as defined in the Prospectuses) where the Company operates, the Company is not offering services that are prohibited as Voice Telephony (as defined in the Prospectuses). The Company and its Subsidiaries are not in violation of any of the terms and conditions of any of the Telecommunications Licenses and are not in violation of any of the applicable statutes, ordinances, rules, regulations or laws of any of the respective countries in which the Company or its Subsidiaries conduct their respective businesses, except to the extent that such violation would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and except as described in the Prospectuses.

                 (vi) The Company is not offering services within Switzerland or Japan or between either of these countries and any other country, that are prohibited by Switzerland or Japan.

                 (vii) The Company is using its leased line between the United States and the United Kingdom only for calls that (1) originate in one of those countries and terminate in the other, (2) originate or terminate in countries which the FCC deems to be "equivalent" or (3) originate in third countries and are routed between such countries and the United Kingdom end of the leased line over the international public switched telephone network as International Message Telecommunications Services ("IMTS").

                 (viii) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the Public Utilities Commission ("PUC") of the States of New York, Nebraska or Delaware against the Company or any of its Subsidiaries or any action, proceeding or investigation pending before or threatened by the PUC





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         of the States of New York, Nebraska or Delaware against the Company or any of its Subsidiaries which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (ix) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses". "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-09699).





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         "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from
the Company, at a purchase price of $      per share, the amount of the
International Underwritten Securities set forth opposite such International Underwriter's name in Schedule I hereto, plus any additional number of Securities which such International Underwriter may be obligated to purchase pursuant to Section 9 of this Agreement. It is understood that the Company is not obligated to sell, and the International Underwriters are not obligated to purchase, any International Underwritten Securities, unless all the U.S. Underwritten Securities are contemporaneously purchased by the U.S. Underwriters.

                 (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several International Underwriters to purchase, severally and not jointly, up to 520,020 shares of the International Option Securities at the same purchase price per share as the International Underwriters shall pay for the International Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the International Underwritten Securities by the International Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the International Prospectus upon written notice by the International Representatives to the Company setting





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forth the number of shares of the International Option Securities as to which the several International Underwriters are exercising the option and, subject to Section 3 hereof, the Settlement Date. The Settlement Date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Delivery of certificates for the shares of International Option Securities by the Company and payment therefor to the Company shall be made as provided in Section 3 hereof. The number of shares of the International Option Securities to be purchased by each International Underwriter shall be the same percentage of the total number of shares of the International Option Securities to be purchased by the several International Underwriters as such International Underwriter is purchasing of the International Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                 3. Delivery and Payment. Delivery of and payment for the International Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second business day prior to the Closing Date) shall be made at
10:00 a.m., New York City time, on            , 1996, or such later date (not
later than            , 1996) as the International Representatives and the U.S.
Representatives shall designate, which date and time may be postponed by agreement among the International Representatives, the U.S. Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the International Representatives for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of New York Clearing House same day funds. Delivery of the International Underwritten Securities and the International Option Securities shall be made at such location as the International Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such International Securities shall be made at the office of Cravath, Swaine & Moore or at such location as may be agreed to by the International Representatives and the Company. Certificates for the International Securities





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shall be registered in such names and in such denominations as the
International Representatives may request not less than two full business days in advance of the Closing Date.

                 The Company agrees to have the International Securities available for inspection, checking and packaging by the International Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

                 If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the International Representatives, at Seven World Trade Center, New York, New York or at such location as may be agreed to by the International Representatives and the Company, on the date specified by the International Representatives (which shall be within three business days after exercise of said option), certificates for the International Option Securities in such names and denominations as the International Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by wire transfer of New York Clearing House same day funds. If settlement for the International Option Securities occurs after the Closing Date, the Company will deliver to the International Representatives on the Settlement Date for the International Option Securities, and the obligation of the International Underwriters to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                 It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the U.S. Underwriting Agreement, and that the Settlement Date, if any, shall occur simultaneously with the "Settlement Date" under the U.S. Underwriting Agreement.

                 4. Offering by International Underwriters. It is understood that the several International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.





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                 5.  Agreements.

                 (a) The Company agrees with the several International Underwriters that:

                 (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement, supplement to the Prospectuses or any Rule 462(b) Registration Statement without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the International Representatives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed in compliance with the Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the International Representatives of such filing. The Company will promptly advise the International Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectuses, any supplement thereto or any Rule 462(b) Registration Statement, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment to the Registration Statement, or any Rule 462(b) Registration Statement, or supplement to the Prospectuses or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for





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                                                                              12


         sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules and regulations thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
         (ii) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

                 (iii) As soon as practicable, the Company will make generally available to its security holders and to the International Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (iv) The Company will furnish to the International Representatives and counsel for the International Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other International Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an International Underwriter or dealer may be required by the Act or otherwise required, as many copies of each of the International Preliminary Prospectus and the International Prospectus and any supplement thereto as the International Representatives may reasonably request. The Company will furnish or cause to be furnished to the International Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Company will pay the expenses of printing

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         or other production of all documents relating to the offering.

                 (v) The Company will endeavor, in good faith, in cooperation with the International Representatives to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the International Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction; and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

                 (vi) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan of the Company in effect at the Execution Time.

                 (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes, relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectuses, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

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                 (b)      Each International Underwriter agrees with the
Company that (i) it is not purchasing any of the International Securities for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the U.S. Representatives and the International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of International Prospectuses or International Preliminary Prospectuses to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

                 (c) The agreements of the International Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

                 (i) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in
         Section 5(b) of the U.S. Underwriting Agreement; or

                 (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the

         U.S. Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph
         (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

                 (d) Each International Underwriter severally represents and agrees with the Company that:

                 (i) it has not offered or sold and, prior to the expiry of six months from the closing of the International Offering, will not offer or sell in the United Kingdom, by means of any document, any International Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995;

                 (ii) it has complied and will comply with all applicable provisions of The Financial Services Act 1986 with respect to anything done by it in relation to the International Securities, in, from or otherwise involving the United Kingdom; and

                 (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the International Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or a person to whom such document may otherwise lawfully be issued or passed on.

                 6. Conditions to the Obligations of the International Underwriters. The obligations of the International Underwriters to purchase the International Underwritten Securities and the International Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City, time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have furnished to the International Representatives the opinion of Sheldon M. Goldman, Esq., U.S. General Counsel, for the Company, dated the Closing Date, to the effect that:

                 (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectuses, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or such other opinion as is satisfactory to counsel for the International Underwriters;

                (ii) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry (without investigation of the laws of any jurisdiction other than New
        York), any other security interests, claims, liens or encumbrances, or such other opinion as is satisfactory to counsel for the International Underwriters;

                 (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses under the caption "Description of Capital Stock"; the capital stock of the Company conforms to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable; the Securities have been duly authorized, and, when issued and delivered to and paid for by the International Underwriters pursuant to this Agreement and by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, will be validly issued, fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

                 (iv) to the best knowledge of such counsel, there are no pending or threatened actions, suits or proceedings before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectuses which are not adequately described therein, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectuses under the caption "Business--Legal Proceedings" present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                 (v) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                 (vi) no consent, approval, authorization or order of any court or governmental agency or body is required by the Company or any of the Subsidiaries for the consummation of the transactions contemplated herein or in the U.S. Underwriting Agreement; provided, that such counsel need not express an opinion with respect to state securities or Blue Sky laws or statutes, rules and regulations relating to the FCC and matters regulated by the FCC or statutes, rules and regulations relating to foreign telecommunications regulatory authorities and matters regulated by such authorities;

                 (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the U.S. Underwriting Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound that is material to the Company and its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, injunction, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries; and

                 (viii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the General Corporation Law of the State of Delaware to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the International Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

In addition, such counsel shall state that nothing has come to his attention that leads him to believe that the Registration Statement at the time the Registration Statement became effective (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (c) The Company shall have furnished to the International Representatives the opinion of Kelley Drye & Warren LLP, special counsel for the Company, dated the Closing Date, to the effect that:

                 (i) each of the Company and YYC Communications, Inc. (the "U.S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectuses, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                 (ii) the Company's authorized equity capitalization is as set forth in the Prospectuses under the caption "Description of Capital Stock"; the capital stock of the Company conforms to the description thereof contained under the captions "Description of Capital Stock--Common Stock" and "Description of Capital Stock--Preferred Stock" in the Prospectuses and the capital stock of the Company conforms in all material respects to the description thereof contained under the caption "Description of Capital

         Stock--General" in the Prospectuses; the Securities have been duly authorized, and, when issued and delivered to and paid for by the International Underwriters pursuant to this Agreement and by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, will be validly issued, fully paid and nonassessable; and the certificates for the Securities are in valid and sufficient form;

                (iii) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein as to which such counsel need not comment) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; the statements in the International Prospectus under the caption "Certain United States Tax Considerations for Non-United States Holders," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

                 (iv) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                 (v) to the best of such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required by the Company or any of the Subsidiaries for the consummation of the transactions contemplated herein or in the U.S. Underwriting Agreement; provided, that such counsel need not express an opinion with respect to state securities or Blue Sky laws or statutes, rules and regulations relating to the FCC and matters regulated by the FCC; and

                 (vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the U.S. Underwriting Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound that is material to the Company and its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, injunction, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the International Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (c) include any supplements thereto at the Closing Date.

                 In addition, such counsel shall state that nothing has come to their attention that leads them to believe that the Registration Statement at the time the Registration Statement became effective (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectuses and review and discussion of the contents thereof, but is without independent check or verification.

                 (d) The Company shall have furnished to the International Representatives the opinion of Morrison & Foerster LLP, special communications counsel for the Company, dated the Closing Date, to the effect that:

         (i) the Section 214 Private Line Authorization, the Section 214 Switched Authorization, the Section 214 Global Authorization and the
         Section 214 UK Facilities Authorization (as such terms are defined in the Prospectuses) are the only Telecommunications Licenses required from the FCC for the Company and its Subsidiaries to conduct their business as presently conducted, except for FCC Telecommunications Licenses that the failure to obtain would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The FCC Telecommunications Licenses currently held by the Company and its Subsidiaries have been duly and validly issued and are in full force and effect, and to the best knowledge of such counsel no proceedings to revoke or restrict such FCC Telecommunications Licenses are pending or threatened, except that the Section 214 Global Authorization and the Section 214 UK Facilities Authorization are still subject to FCC reconsideration on its own motion up to and until October 22, 1996 and October 30, 1996, respectively. To the best of such counsel's knowledge after due inquiry and based upon a certificate of an officer of the Company, a copy of which is attached to such opinion as an exhibit (stating that the Company is using its leased line between the United States and the United Kingdom only for calls that (1) originate in one of those countries and terminate in the other, (2) originate or terminate in countries which the FCC deems to be "equivalent" or (3) originate in third countries and are routed between such countries and the United
         Kingdom end of the leased line over the international public switched telephone network as IMTS), the Company and its Subsidiaries are not in violation of any of the terms and conditions of any of their FCC Telecommunications Licenses, are not in violation of the Communications Act and are not in violation of any FCC rules or regulations, except to the extent that such violation would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole and except as described in the Prospectuses under the captions "Risk Factors -- Substantial Government Regulation" and "Business -- Government Regulation -- Overview." Insofar as this opinion pertains to the application or interpretation of any non-U.S. law, such counsel has performed no due diligence in this regard other than discussing with management of the Company the Company's operations and compliance with applicable FCC requirements and reviewing any portions of the opinions of local counsel of Argentina, Belgium, Brazil, Colombia, France, Germany, Italy, Japan, Korea, the Netherlands, Spain, Switzerland, and the United Kingdom specifically regarding the provision of international call-back service in certain jurisdictions in which the Company operates, without any further inquiry or any independent review of any laws of any such jurisdictions. The Company and its Subsidiaries have in effect with the FCC all international switched, international private line and/or United States domestic interexchange service tariffs necessary to conduct their respective businesses in the manner presently conducted, except to the extent that the failure to file such tariffs would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                 (ii) to the extent they constitute a summary of the legal matters, documents or proceedings referred to therein, the statements in the Prospectuses under the captions "Risk Factors--Substantial Government Regulation," "Risk Factors--Competition," "Business--Market Opportunity," "Business--Services," "Business--The Viatel Network," "Business--Competition" and "Business--Government Regulation," fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                 (iii) the Company and its Subsidiaries are not required to obtain any state Telecommunications Licenses or to file any tariffs required for the provision of telecommunications services in the States of New York, Nebraska or Delaware to conduct their respective businesses as presently conducted;

                 (iv) there is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC against the Company or any of its Subsidiaries or, to the best of such counsel's knowledge after due inquiry, any action, proceeding or investigation pending before the FCC or pending or threatened by the FCC against the Company or any of its Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, except that the Section 214 Global Authorization and the Section 214 UK Facilities Authorization are still subject to FCC reconsideration on its own motion up to and until October 22, 1996 and October 30, 1996, respectively;

                 (v) based on discussions with management, an inquiry concerning and review of relevant publicly available documents and a certificate of an officer of the Company, a copy of which is attached to such opinion as an exhibit, there is no outstanding adverse judgment, injunction, decree or order that has been issued by the PUC of the States of New York, Nebraska or Delaware against the Company or any of its Subsidiaries or, to the best of such counsel's knowledge after due inquiry, any action, proceeding or investigation pending before or threatened by the PUC of the States of New York, Nebraska or Delaware against the Company or any of its Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                 (vi) no license, permit, consent, approval, order or authorization of, or filing with, the FCC or with the PUC of the States of New York, Nebraska or Delaware on the part of the Company or its Subsidiaries is required in connection with the issuance of the Securities; and

                 (vii) neither the issue and sale of Securities nor the performance by the Company of its obligations under this Agreement or the U.S. Underwriting Agreement will result in a violation of the Communications Act, or any applicable rules or the regulations promulgated under the Communications Act binding on the Company or its Subsidiaries or, to the best of such counsel's knowledge after due inquiry, any order, writ, judgment, injunction, decree or award of the FCC binding on the Company or its Subsidiaries.

In rendering such opinion, such counsel may rely (A) with respect to the opinion expressed in paragraphs (iii) and

(vi) above on a certificate of officers of the Company, a copy of which shall be attached to such opinion as an exhibit, to the effect that the Company's business as conducted does not and will not until the proper regulatory approvals are obtained, allow intrastate calls originating and terminating in the States of New York, Nebraska or Delaware, (B) to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the International Underwriters and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials, copies of which shall be attached to such counsel's opinion as exhibits. References to the Prospectuses in this paragraph (d) include any supplements thereto at the Closing Date.

        Such counsel also shall state that the Section 214 Switched Authorization, the Section 214 Private Line Authorization and the Section 214 Global Authorization require the Company and its Subsidiaries to provide any international call-back service using uncompleted call signaling in a manner that is consistent with the laws of the countries in which they operate. Such counsel shall state that although such counsel does not provide legal services to the Company or its Subsidiaries regarding the application or interpretation of any non-U.S. law and although such counsel has performed no due diligence in this regard other than discussing with management of the Company the Company's operations and compliance with applicable FCC requirements and reviewing any portions of the opinions of local counsel of Argentina, Belgium, Brazil, Colombia, France, Germany, Italy, Japan, Korea, the Netherlands, Spain, Switzerland, and the United Kingdom specifically regarding the provision of international call-back service in certain jurisdictions in which the Company operates, such counsel is not aware of any non-compliance in the provision of international call-back service by the Company with the laws of any foreign jurisdiction in which the Company operates that would constitute a violation of the Section 214 Switched Authorization, the Section 214 Private Line Authorization or the Section 214 Global Authorization and have a material adverse effect on the Company and its Subsidiaries taken as a whole. For the purpose of making such statement, such counsel may rely, to the extent such counsel deems proper and as specified in such opinion, upon such counsel's review of any portions of the opinions of local counsel of Argentina, Belgium, Brazil, Colombia, France, Germany, Italy, Japan, Korea, the Netherlands, Spain, Switzerland, and the United Kingdom specifically regarding the provision of international call-back service provided by the Company, without any further inquiry or any independent review of any laws of any such jurisdictions.

                 (e) The Company shall have furnished to the International Representatives the opinions of local counsel of good standing whom the Company believes to be reliable, and who are satisfactory to counsel for the International Underwriters, in each of Argentina, Belgium, Brazil, Colombia, France, Germany, Italy, Japan, Korea, the Netherlands, Spain, Switzerland, and the United Kingdom dated the Closing Date, or such date prior to the Closing Date as is satisfactory to counsel for the International Underwriters, in the following form or in such other form as is acceptable to counsel for the International Underwriters:

                 (i) if applicable to such country, each of the Subsidiaries operating in such country (the "Local Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectuses, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                 (ii) all the outstanding shares of capital stock of the Local Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and all outstanding shares of capital stock of the Local Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to the best knowledge of such counsel, any other security interests, claims, liens or encumbrances.

                 (iii) if applicable to such country, neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the U.S. Underwriting Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any provision of applicable law or the charter or by-laws of the Local Subsidiaries or, to the best of such counsel's knowledge, the terms of any indenture or other agreement or instrument to which any of the Local Subsidiaries is a party or bound or, to the best of such counsel's knowledge, any judgment, injunction, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Local Subsidiaries;

                 (iv) the Company and the Local Subsidiaries have all Telecommunications Licenses necessary for the Company and the Local Subsidiaries to conduct their respective businesses as presently conducted in such country except for Telecommunications Licenses that the failure to obtain would not have a material adverse effect on the Company or the Local Subsidiaries; to the knowledge of such counsel such Telecommunications Licenses are in full force and effect and no proceedings to revoke or restrict such Telecommunications Licenses are pending or threatened; and to the knowledge of such counsel the Company and its Subsidiaries are in material compliance with all of the applicable telecommunications laws and rules and regulations of such country; and

                 (v) to the knowledge of such counsel after due inquiry of Company officers, the Company and the Local Subsidiaries are not in violation of any telecommunications law, rule or regulation of such country or of any judgment, injunction, order or decree of the telecommunications regulatory authority having jurisdiction over the Company or such Local Subsidiaries, respectively, or over its properties except for violations which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

In addition, counsel from European Union member states and from Switzerland shall state in their opinions that the Company is not offering services that are prohibited as Voice Telephony (as defined in the Prospectuses). Counsel from Switzerland shall state that the Company is not offering services in Switzerland or between Switzerland and any other country that are prohibited by Switzerland. Counsel from Japan shall state that, to the best of such counsel's knowledge based solely upon discussions with the Company's management and a certificate from an officer of the Company, the Company's client in Japan is in material compliance with all applicable telecommunications laws and related rules and regulations in Japan. Additionally, counsel from the United Kingdom shall also state that to the extent they constitute a summary of the legal matters, documents or proceedings referred to therein, the statements in the Prospectuses under the heading "Business--Government Regulation--Regulatory Framework--Europe," fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                 (f) The International Representatives shall have received from Cravath, Swaine & Moore, counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the International Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Company shall have furnished to the International Representatives a certificate of the Company, signed by (1) the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer and (2) the Vice President, Finance, Treasurer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                 (h) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the International Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the International Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited financial information for the six months ended June 30, 1996 in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedule included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                 (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and compensation and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                          (1) any unaudited financial statements included in
                 the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses; or

                          (2) with respect to the period subsequent to June 30,
                 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term liabilities of the Company and its Subsidiaries or capital stock of the Company and its Subsidiaries or decreases in the total stockholders' equity of the Company as compared with the amounts shown on the June 30, 1996 consolidated balance sheet included in the Registration Statement and the Prospectuses; or for the period from July 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in telecommunications revenue or increases in net losses or in total or per share amounts of net losses of the Company and its Subsidiaries or in total operating expenses, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the International Representatives; or

                          (3) the information included in the Registration
                 Statement and the Prospectuses in response to Regulation S-K,
                 Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                 (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Capitalization", "Selected Consolidated Financial and Other Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", and "Certain Transactions" in the Prospectuses, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                 References to the Prospectuses in this paragraph (h) include any supplement thereto at the date of the letter.

                 The International Representatives shall have also received from KPMG Peat Marwick LLP a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its Subsidiaries.

                 (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the International Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                 (j) At the Execution Time, the Company shall have furnished to the International Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each holder of one percent (1%) or more of outstanding shares of Common Stock of the Company addressed to the International Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

                 (k) Prior to the Closing Date, the Company shall have furnished to the International Representatives such further information, certificates and documents as the International Representatives may reasonably request.

                 (l) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing described herein.

                 (m) The Securities shall be duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market ("Nasdaq").

                 (n) At the Execution Time and at the Closing Date, Edward Isaacs & Company LLP shall have furnished to the International Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the International Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectuses under the caption "Selected Consolidated Financial and Other Data" agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the International Representatives and counsel for the International Underwriters, this Agreement and all obligations of the International Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the International Representatives. Notice of such cancellation shall be given to the Company in writing, by facsimile or by telephone confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date or such other place as the International Representatives and the Company shall mutually agree.

                 7. Reimbursement of International Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the International Underwriters, the Company will reimburse the International Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person who controls any International Underwriter within the meaning of either the Act or the Securities

Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of a material fact made in any International Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any International Underwriter (or any of the directors, officers, employees and agents of such International Underwriter or any controlling person of such International Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such International Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the International Prospectus to the International Underwriters, (x) delivery of the International Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the International Preliminary Prospectus was corrected in the International Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the International Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each International Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each International Underwriter, but only with reference to written information relating to such International Underwriter furnished to the Company by or on behalf of such International Underwriter through the International Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any International Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several International Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses, and you, as the International Representatives, confirm that such statements are correct.

                 (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the International Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the International Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the International Underwriters from the offering of the International

Securities; provided, however, that in no case shall any International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the International Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such International Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the International Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the International Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the International Underwriters. The Company and the International Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an International Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an International Underwriter shall have the same rights to contribution as such International Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Default by an International Underwriter. If any one or more International Underwriters shall fail to purchase and pay for any of the International Securities agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining International Underwriters) the International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in
Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Securities, and if such nondefaulting International Underwriters do not purchase all the International Securities, this Agreement will terminate without liability to any nondefaulting International Underwriter or the Company. In the event of a default by any International Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the International Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting International Underwriter of its liability, if any, to the Company and any nondefaulting International Underwriter for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the International Representatives, by notice given to the Company prior to delivery of and payment for the International Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq or trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or

(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the International Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the International Prospectus (exclusive of any supplement thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the International Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the International Representatives, will be mailed, delivered or telecopied and confirmed to them care of Salomon Brothers International Limited, at Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB England, attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 800 Third Avenue, New York, New York 10022, attention of Sheldon M. Goldman, Esq.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several International Underwriters.


                                                   Very truly yours,


                                                   Viatel, Inc.

                                                   By: .........................
                                                       Name:
                                                       Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers International Limited
CS First Boston Limited
Lazard Capital Markets

By:  Salomon Brothers International Limited

By:
     ............................
     Name:
     Title:


For themselves and the other
several International Underwriters named in Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                  to the International Underwriting Agreement



                                               Number of Shares of International
                                                    Underwritten Securities
International Underwriters                              To Be Purchased
--------------------------                          -----------------------
Salomon Brothers International Limited  . . .

CS First Boston Limited . . . . . . . . . . .

Lazard Capital Markets  . . . . . . . . . . .






                                                      ---------

                 Total  . . . . . . . . . . .
                                                      =========

                                  SCHEDULE II

                  to the International Underwriting Agreement

                                  SUBSIDIARIES


1.       Viatel U.K. Limited (U.K.)

2.       Viaphone S.R.L. (Italy)

3.       Viatel S.R.L. (Italy)

4.       VPN, S.A. (France)

5.       Viatel S.A. (France)

6.       YYC Communications, Inc. (Delaware)

7.       Viafon Dat Iberica, S.A. (Spain)

8.       Viatel Global Communication Espana S.A. (Spain)

9.       Viatel SA/NV (Belgium)

10.      Viatel BV (branch) of Viatel Belgium  (Belgium)

11.      Viatel Gmbh (Germany)

12.      In Liquidation Datex S.R.L.

                                                                       EXHIBIT A


 [Letterhead of executive officer, director or 1% stockholder of Viatel, Inc.]


                                  Viatel, Inc.
                        Public Offering of Common Stock


                                                                          , 1996

Salomon Brothers Inc
CS First Boston Corporation
Lazard Freres & Co. LLC
Salomon Brothers International Limited
CS First Boston Limited
Lazard Capital Markets
As U.S. and International Representatives of the several U.S. and International
  Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, NY 10048

Dear Sirs:

                 This letter is being delivered to you in connection with the proposed U.S. and International Underwriting Agreements (the "Underwriting Agreements"), between Viatel, Inc., a Delaware corporation (the "Company"), and you as representatives of a group of U.S. and International Underwriters named in the Underwriting Agreements, relating to an underwritten public offering of common stock, $.01 par value (the "Common Stock"), of the Company.

                 In order to induce you and the other U.S. and International Underwriters to enter into the Underwriting Agreements, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the day on which the Underwriting Agreements are executed without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

                 If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.


                                          Yours very truly,

                                          [Signature of executive officer,
                                          director or 1% stockholder]

                                          [Name and address of
                                          executive officer, director or 1%
                                          stockholder]